UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2005

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 4.01 Change in Registrant’s Independent Registered Public Accounting Firm
On November 10, 2005, Siegfried & Schieffer, LLC (“Siegfried”) notified Campbell Soup Company (“Campbell”) that it intends to resign as the independent registered public accounting firm for the Campbell Soup Company Savings Plus Plan for Salaried Employees and the Campbell Soup Company Savings Plus Plan for Hourly-Paid Employees (collectively, the “Savings Plans”). In its notice to Campbell, Siegfried advised Campbell that it has decided to transition out of its traditional CPA/consulting business in order to focus solely on its resource services business. Neither the Audit Committee of Campbell’s Board of Directors nor the Administrative Committee of the Savings Plans recommended or approved Siegfried’s resignation.
Siegfried’s reports on the Savings Plans’ financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
During the year ended December 31, 2004 and through November 10, 2005, there were no disagreements with Siegfried on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Siegfried, would have caused Siegfried to make reference thereto in their reports on the financial statements for such year. During the year ended December 31, 2004 and through November 10, 2005, there have been no “reportable events” (as defined in Regulation S-K, Item 304(a) (1) (v)). Siegfried has furnished to Campbell a copy of a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Siegfried’s letter, dated November 16, 2005, is filed as Exhibit 16.1 to this Form 8-K.
The Administrative Committee of the Savings Plans will begin its review of possible replacements in the near future.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

16.1	Letter from Siegfried & Schieffer, LLC dated November 16, 2005, to the Securities and Exchange Commission.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: November 16, 2005	By:	/s/ Robert A. Schiffner
Robert A. Schiffner
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
16.1	Letter from Siegfried & Schieffer, LLC dated November 16, 2005, to the Securities and Exchange Commission.

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